                                                                    EXHIBIT 10.1





                               IMH ASSETS CORP.,

                                   as Seller


                                      and


                     FUND AMERICA INVESTORS CORPORATION II,

                                  as Purchaser




________________________________________________________________________________

                        MORTGAGE LOAN PURCHASE AGREEMENT

                           Dated as of April 25, 1996


________________________________________________________________________________

                        Fund America Investors Trust V,
                      Collateralized Mortgage Obligations

                                 Series 1996-A

                 MORTGAGE LOAN PURCHASE AGREEMENT, dated as of April 25, 1996, as amended and supplemented by any and all amendments hereto (collectively, the "Agreement"), by and between IMH ASSETS CORP., a California corporation (the "Seller"), and Fund America Investors Corporation II, a Delaware corporation (the "Purchaser").

                 Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional mortgage loans having original terms to maturity of up to 30 years (the "Mortgage Loans") as described more fully herein. The Seller acquired the Mortgage Loans from Imperial Credit Mortgage Holdings, Inc., a California corporation ("Imperial Holdings"), pursuant to a mortgage loan purchase agreement of even date herewith between the Seller and Imperial Holdings (the "Imperial Holdings Purchase Agreement"). The Purchaser, acting as agent of the Seller in order to facilitate the sale of the Bonds (defined below) secured by the Mortgage Loans, intends to deposit the Mortgage Loans into a trust fund (the "Trust Fund") in exchange for a Fund America Investors Corporation II Mortgage Pass-Through Certificate, Series 1996-A (the "Certificate"), to be created under a pooling and servicing agreement, to be dated as of April 1, 1996 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, ICI Funding Corporation, a California corporation, as master servicer (in such capacity, the "Master Servicer"), and Bankers Trust Company of California, N.A., as trustee (in such capacity, the "Trustee"). Pursuant to the terms of the Agreement,the Purchaser is acting solely in the capacity of agent of the Seller to facilitate the sale of the Bonds and is not entitled to the economic benefits associated with ownership of the Mortgage Loans or the Certificate and will not be subject to the economic burdens associated with such ownership. The Purchaser then intends to transfer the Certificate to Fund America Investors Trust V (the "Issuer"), an owner trust created pursuant to the terms of a Deposit Trust Agreement dated as of April 25, 1996 (the "Deposit Trust Agreement") between the Purchaser and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Owner Trustee will pledge the Certificate to Bankers Trust Company of California, N.A., as indenture trustee (in such capacity, the "Indenture Trustee") as collateral for the Fund America Investors Trust V Collateralized Mortgage Obligations, Series 1996-A, Class A Bonds (the "Bonds") to be issued under the terms of an Indenture dated as of April 1, 1996 (the "Indenture"), between the Owner Trustee and the Indenture Trustee.

                 The Purchaser has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-73748) relating to collateralized mortgage obligations and pass-through certificates to be offered from time to time by Purchaser and certain trusts, all of the beneficial ownership of which is owned by Purchaser, in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of the Bonds by the Issuer (the "Public Offering"), as from time to time each is amended or supplemented pursuant to the Securities Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively. The "Prospectus Supplement" shall mean that supplement to the Prospectus, dated April 22, 1996, relating to the Bonds. With respect to the Public Offering of the Bonds, the Purchaser and Salomon Brothers Inc and PaineWebber Incorporated (together, the





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
"Underwriters") have entered into an underwriting agreement dated April 22, 1996 and a related terms agreement dated as of April 22, 1996 (collectively, the "Underwriting Agreement").

                 Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

                 SECTION 1. Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

                 Acquisition Price:        (A) Cash in an amount equal to the
product of (x) ____% and (y) the Cut-Off Date Balance (as defined below) of the Mortgage Loans and (B) the Trust Certificate.

                 Certificateholder:  Any holder of a Certificate.

                 Closing Date:  April 25, 1996.

                 Code:  The Internal Revenue Code of 1986, as amended.

                 Cut-Off Date:    April 1, 1996.

                 Cut-Off Date Balance: The aggregate outstanding principal balance of the Mortgage Loans on the Cut-Off Date, after deduction of principal payments due on or before the Cut-Off Date whether or not received, including as to any Mortgage Loan originated or acquired after the Cut-Off Date, the original principal balance thereof.

                 Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

                 Due Date: The first day of each calendar month when the scheduled payment on any Mortgage Loan is due.

                 FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                 First Lien Mortgage Loan: Any Mortgage Loan secured by a Mortgage with a lien of first priority on the related Mortgaged Property. All of the First Lien Mortgage Loans have adjustable Mortgage Rates.

                 FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.





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                 Insurance Policy:  With respect to any Mortgage Loan, any
Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy.

                 Loan-to-Value Ratio:  The fraction, expressed as a percentage,
(i) the numerator of which is the original principal balance of a particular Mortgage Loan and (ii) the denominator of which is the Original Value of the Mortgaged Property.

                 Mortgage: The mortgage or deed of trust creating a first or second lien on an interest in the related Mortgaged Property.

                 Mortgage File: The items referred to in Exhibit 1 and Exhibit 2 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

                 Mortgage Loan: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by real property and which is being sold to the Purchaser pursuant to this Agreement. The Mortgage Loans are identified in the Mortgage Loan Schedules.

                 Mortgage Loan Schedules: The mortgage loan schedules attached as Exhibits B-1 and B-2 to the Pooling and Servicing Agreement. The Mortgage Loan Schedules set forth the information listed on Exhibit 3 to this Agreement with respect to each Mortgage Loan.

                 Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor with respect to a Mortgage Loan, and any modifications or amendments thereof.

                 Mortgaged Property: The real property, together with improvements thereon, securing the indebtedness of the Mortgagor under the related Mortgage Note.

                 Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

                 Mortgagor:  The obligor(s) on a Mortgage Note.

                 Net Rate: For each First Lien Mortgage Loan, the Mortgage Rate for such Mortgage Loan less 0.375% per annum, and for each Second Lien Mortgage Loan, the Mortgage Rate for such Mortgage Loan less 0.250% per annum.

                 Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller or the Purchaser, reasonably acceptable to the Trustee.





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                 Original Value:  The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lower of the value of such property set forth in an appraisal accepted by the originator of such Mortgage Loan or the sales price of such property at the time of origination or, in the case of a refinancing, the value of such property set forth in an appraisal acceptable to the originator of such Mortgage Loan.

                 Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 Primary Mortgage Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or any replacement policy therefor, to the extent required under the Pooling and Servicing Agreement.

                 Purchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase plus (ii) accrued and unpaid interest thereon at the Mortgage Rate through and including the last day of the month of purchase increased by the amount of any unpaid servicing fee or reimbursement of advances otherwise due to the Master Servicer with respect to such Mortgage Loan.

                 Rating Agency: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and Moody's Investors Service, Inc.

                 Second Lien Mortgage Loan: Any Mortgage Loan secured by a Mortgage with a second lien on the related Mortgaged Property. All of the Second Lien Mortgage Loans have fixed Mortgage Rates.

                 Securities Act:  The Securities Act of 1933, as amended.

                 Servicing Officer: An officer of the Seller identified as a "Servicing Officer" pursuant to the Pooling and Servicing Agreement.

                 Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a "Mortgage Loan" hereunder.

                 Trust Certificate: A certificate representing a 100% beneficial ownership interest in the Issuer.

                 SECTION 2. Purchase and Sale of the Mortgage Loans. (a) Upon satisfaction of the conditions set forth in Section 10 hereof, the Seller agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate Cut-Off Date Balance of approximately $301,578,036.

                 (b) The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificate and the Bonds will take place on the Closing Date at the office of the Purchaser's counsel in New York, New York or such other place as the parties shall agree.

                 (c)  Upon the satisfaction of the conditions set forth in
Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Seller the cash portion of the Acquisition Price for the Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated in writing by the Seller to the Purchaser and the Purchaser shall assign and convey the Trust Certificate to the Seller.

                 SECTION 3.  [Reserved]

                 SECTION 4. Mortgage Loan Transfer. (a) The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-Off Date (regardless of when actually collected) and all payments of other than scheduled principal and interest received after the Cut-Off Date. The Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-Off Date (including payments collected after the Cut-Off Date) and all payments of other than scheduled principal and interest on the Mortgage Loans received on or before the Cut-Off Date.

                 (b) Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholder. In connection with the transfer and assignment of the Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and Seller (each of the Closing Date and such later date is referred to as a "Mortgage File Delivery Date"), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original policy of title insurance, the Seller may deliver a binder or commitment therefor, or, in California, a preliminary title report, or, in Iowa, an attorney's certificate; (y) in lieu of the original Mortgage or intervening assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller, or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording;" and (z) in lieu of the Mortgage or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Seller to such effect), the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies together with the original title insurance policy (or, if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance), if a title insurance binder or commitment or other assurance of title was originally deposited, to the Trustee promptly after they are received. The Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date. Upon the request of the Purchaser, the Seller will assist the Purchaser in effecting the assignment referred to above.

                 SECTION 5. Examination of Mortgage Files. (a) On or before the Mortgage File Delivery Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Seller and/or the Seller's custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller's compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser or the Underwriters information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser and the Underwriters (which may be at the offices of the Seller and/or the Seller's custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser and the Underwriters, upon reasonable request during regular business hours, sufficient to permit the Purchaser to conduct such due diligence as any such party reasonably believes is appropriate.

                 (b) Pursuant to the Pooling and Servicing Agreement, the Trustee for the benefit of the Certificateholder will review items of the Mortgage Files as set forth on Exhibit 1 within 45 days of the Closing Date (and will review each document permitted to be delivered to the Trustee after the Closing Date, if received by the Trustee after the initial 45-day period, within 15 days after its delivery to the Trustee) and will deliver to the Seller and the Master Servicer a certification in the form attached as Exhibit H to the Pooling and Servicing Agreement. If, as a result of its review, the Trustee determines that any document set forth on Exhibit 1 is missing, does not appear regular on its face, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the applicable Mortgage Loan Schedule (a "Material Defect"), the Trustee shall notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within 60 days from the date of notice from the Trustee of the Material Defect and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholder in the related Mortgage Loan, the Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

                 (c) Pursuant to the Pooling and Servicing Agreement, the Trustee will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Seller and the Master Servicer a certification in the form attached as Exhibit I to the Pooling and Servicing Agreement. If the Trustee is unable to deliver a final certification with respect to the items listed in
Exhibit 2 due to any Material Defect, the Trustee shall notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within 60 days from the date of notice from the Trustee of the Material Defect and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the value of the related Mortgage Loan or the interest of the Certificateholder in the related Mortgage Loan, the Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

                 (d) At the time of any substitution, the Seller shall deliver the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) release and assign to the Seller the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in its possession relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller title to such Deleted Mortgage Loan.

                 SECTION 6.  Recordation of Assignments of Mortgage.

                 (a) The Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located. While each such Mortgage or assignment is being recorded, the Seller shall leave or cause to be left with the Trustee a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof, the failure to provide evidence of recording shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of Mortgage to the Trustee shall be borne by the Seller.

                 (b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be the property of the Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected first priority security interest under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

                 SECTION 7. Representations and Warranties of Seller Concerning the Mortgage Loans. The Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below:

                                  (a)      the information set forth in the
         Mortgage Loan Schedules is true and correct in all material respects;

                                  (b)      the terms of the Mortgage Note and
         the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, if required by law in the jurisdiction where the Mortgaged Property is located or as approved by the title insurer, to the extent required by the Primary Mortgage Insurance Policy;

                                  (c)      except as otherwise noted in the
         Mortgage Loan Schedules, the Mortgage File for each Mortgage Loan contains a true, accurate and correct copy of each of the documents specified to be contained therein in the form so specified for each Mortgage Loan;

                                  (d)      immediately prior to the transfer to
         the Purchaser, the Seller was the sole owner of beneficial title to and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same to the Purchaser free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, except for liens which will be released simultaneously with such conveyance;

                                  (e)      each Mortgage is a valid and
         enforceable first lien (in the case of a First Lien Mortgage Loan) or second lien (in the case of a Second Lien Mortgage Loan) on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan, (iii) in the case of any Second Lien Mortgage Loan, the lien of the related first lien mortgage Loan, and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                                  (f)      as of the Cut-Off Date, no payment
         of principal of or interest on or in respect of any Mortgage Loan is 30 days or more past due;

                                  (g)      to Seller's knowledge, there is no
         mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (l) below;

                                  (h)      as of the Cut-Off Date, (i) no
         Mortgage Loan had been 30 days or more delinquent more than once during the preceding 12 months, and (ii) to Seller's knowledge, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

                                  (i)      there is no valid offset, right of
         rescission, defense or counterclaim, including the defense of usury, with respect to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note, and no such right of rescission, offset, counterclaim or defense has been asserted with respect thereto;

                                  (j)      except to the extent insurance is in
         place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or, to Seller's knowledge, threatened for the total or partial condemnation of any Mortgaged Property;

                                  (k)      each Mortgage Loan at the time it
         was made complied in all material respects with applicable state and federal laws, including, without limitation, the Federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws; each Mortgage Loan is being serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, the Federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws;

                                  (l)      a lender's title insurance policy
         (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to FNMA or FHLMC, was issued on the date of the origination of each related Mortgage Loan by a title insurance company that, to Seller's knowledge, is qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Seller and its successors and assigns that the Mortgage is a valid first lien (in the case of a First Lien Mortgage Loan) or second lien (in the case of a Second Lien Mortgage Loan) on the related Mortgaged Property. Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and shall remain in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

                                  (m)  in the event the Mortgage constitutes a
         deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

                                  (n)      the original principal amount of
         each First Lien Mortgage Loan is not more than 95% of the Original Value; except as set forth below, each First Lien Mortgage Loan for which the outstanding principal as of the Cut-Off Date of the related Mortgage Note exceeded 80% of the Original Value is covered by a Primary Mortgage Insurance Policy issued by a private mortgage insurer insuring against default under the Mortgage Note in an amount at least equal to the excess of such outstanding principal amount over 75% of such Original Value until the principal balance of such First Lien Mortgage Loan is reduced below 80% of the Original Value or, based upon a new appraisal, the principal balance of such First Lien Mortgage Loan represents less than 80% of the new appraised value; all of the insurers which have Primary Mortgage Insurance Policies with respect to the First Lien Mortgage Loans meet FNMA's, FHLMC's and the Rating Agencies' standards; approximately 4.17% of the First Lien Mortgage Loans (by Cut-Off Date Balance) had Loan-to-Value Ratios in excess of 80% and were not covered by Primary Mortgage Insurance Policies. The weighted average Loan-to-Value Ratio of the First Lien Mortgage Loans does not exceed 80% and the percentage (by Cut-Off Date Balance) of First Lien Mortgage Loans having Loan-to-Value Ratios in excess of 80% does not exceed 40%. The Loan-to-Value Ratios of the Second Lien Mortgage Loans range from 28.73% to 100% and the weighted average combined Loan-to- Value Ratio of the Second Lien Mortgage Loans does not exceed 91.0%;

                                  (o)      at the time of origination, each
         Mortgaged Property was the subject of an appraisal which conforms to the Seller's underwriting requirements, and a true, accurate and complete copy of such appraisal is contained in the Mortgage File;

                                  (p)      on the basis of a representation by
         the borrower at the time of origination of the Mortgage Loans, at least 94% of the First Lien Mortgage Loans (by Cut-Off Date Balance) will be secured by Mortgages on owner-occupied primary residence properties and at least 99% of the Second Lien Mortgage Loans (by Cut-Off Date Balance) will be secured by Mortgages on owner-occupied primary residence properties; at the time of origination of the Mortgage Loans, at least 95% of the Mortgage Loans (by aggregate principal balance) will be secured by Mortgages on properties which were owner-occupied primary residences;

                                  (q)      the Mortgage Note is not and has not
         been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage and no Mortgage Loan is secured by more than one Mortgaged Property;

                                  (r)      neither the Seller nor any servicer
         of the related Mortgage Loans has advanced funds or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the

         Mortgage, except for (i) interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note, and (ii) customary advances for insurance and taxes;

                                  (s)      each Mortgage Note, the related
         Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and all parties to each Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                                  (t)      each Mortgage Loan contains a "due
         on sale" clause which provides for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                                  (u)      to Seller's knowledge, to the extent
         required under applicable law, each originator and subsequent mortgagee or servicer of a Mortgage Loan was authorized to transact and do business in each jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced such Mortgage Loan; and, to Seller's knowledge, any obligations of the holder of the related Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; and, to Seller's knowledge, the servicing of each Mortgage Loan has been in accordance with Seller's servicing requirements and the terms of the Mortgage Notes, the Mortgage and other loan documents, whether such origination and servicing was done by the Seller, its affiliates, or any third party which originated the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing;

                                  (v)      the related Mortgage Note and
         Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial, or, if applicable, non-judicial foreclosure, and there is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclosure;

                                  (w)      the proceeds of the Mortgage Loans
         have been fully disbursed, there is no obligation on the part of the related mortgagees to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date, and no Mortgagor is entitled to any refund of the amounts paid or due under the related Mortgage Note or Mortgage;

                                  (x)      as of the Closing Date, the
         improvements on each Mortgaged Property securing a Mortgage Loan are insured by an insurer which is acceptable to Seller against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan (B) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Lien Mortgage Loan, with the outstanding principal balance of the related first lien mortgage loan), but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan (together, in the case of a Second Lien Mortgage Loan, with the outstanding principal balance of the related first lien mortgage loan), (ii) the restorable cost of improvements located on such Mortgaged Property and (iii) the maximum coverage available under federal law;

                                  (y)      all insurance policies with respect
         to a Mortgage Loan contain a standard mortgagee clause naming the originator, its successors and assigns, as the mortgagee thereunder. Such insurance policies require prior notice to the insured of termination or cancellation and no such notice has been received. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                                  (z)      there is no material monetary
         default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach or event of acceleration; and neither the Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                                  (aa)      no Mortgagor, at the time of
         origination of the applicable Mortgage, was a debtor in any state or federal bankruptcy or insolvency proceeding;

                                  (bb)      all inspections, licenses and
         certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                                  (cc)     to the Seller's knowledge, the
         Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances, except where the failure to comply would not have a material adverse affect on the market value of the Mortgaged Property;

                                  (dd)     to Seller's knowledge, all
         improvements which were considered in determining the value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                                  (ee)     no instrument of release or waiver
         has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

                                  (ff)     no First Lien Mortgage Loan provides
         for a balloon payment and each Mortgage Note with respect to a First Lien Mortgage Loan contains provisions providing for its full amortization by the end of its original term and is payable on the first day of each month in monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than 30 years; approximately 32.16% of the Second Lien Mortgage Loans (by Cut-Off Date Balance) are balloon loans which provide for regular monthly payments of principal and interest computed on the basis of an amortization term that is longer than the related term to stated maturity, with a balloon payment due at stated maturity;

                                  (gg)     no Mortgage Loan was originated
         based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon unless a certificate of completion was obtained prior to closing of the Mortgage Loan;

                                  (hh)     each of the Mortgaged Properties
         consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, an individual condominium unit in a condominium project or an individual unit in a planned unit development. No Mortgaged Property consists of a single parcel of real property with a cooperative housing development erected thereon. Any condominium unit or planned unit development either conforms with applicable FNMA or FHLMC requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to FNMA or FHLMC. Measured by principal balance, no more than 20% of the Mortgage Loans are secured by an individual unit in a low-rise or high-rise condominium project, none are secured by real property with a townhouse erected thereon, and at least 94% are secured by real property with a detached single-family residence erected thereon (which may include manufactured housing); No such residence is a mobile home;

                                  (ii)     none of the Mortgage Loans is a "buy
         down" mortgage loan;

                                  (jj)     no more than 11% of the First Lien
         Mortgage Loans (by Cut-Off Date Balance), are subject to provisions which permit or require the conversion of the related Mortgage Rate to a fixed interest rate;

                                  (kk)     as of the Cut-Off Date, the Net Rate
         of each First Lien Mortgage Loan was not more than 12.75% per annum and not less than 5.50% per annum, and the weighted average Net Rate of the First Lien Mortgage Loans was approximately 7.864% per annum;

                                  (ll)     as of the Cut-Off Date, the Net Rate
         of each Second Lien Mortgage Loan was not more than 10.99% per annum and not less than 16.615% per annum, and the weighted average Net Rate of the Second Lien Mortgage Loans was approximately 13.375% per annum;

                                  (mm)     the Mortgage Loans were selected
         from mortgage loans owned by the Seller in a fair manner;

                                  (nn)     The terms of the Mortgage Note
         related to each First Lien Mortgage Loan provide that, on the first calendar day of the sixth calendar month following the calendar month in which such First Lien Mortgage Loan was originated and semi-annually thereafter (each such date, an "Adjustment Date"), the Mortgage Rate on such First Lien Mortgage Loan will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of (a) the arithmetic mean of the London interbank offered rate quotations for six-month Eurodollar deposits (the "Index"), as published by Federal National Mortgage Association or The Wall Street Journal, and most recently available as of 45 days prior to the related Adjustment Date and (b) a fixed percentage amount specified in the related Mortgage Note (each, a "Gross Margin"), ranging from 1.875% to 9.00% per annum, provided, however, that the Mortgage Rate generally will not increase or decrease by more than 1.0% on any related Adjustment Date (the "Periodic Rate Cap"), and will not increase above a specified maximum Mortgage Rate over the life of the Mortgage Loan (the "Maximum Mortgage Rate") or decrease below a specified minimum Mortgage Rate over the life of the Mortgage Loan (the "Minimum Mortgage Rate");

                                  (oo)     as of the Cut-Off Date, the
         weighted average remaining term of each First Lien Mortgage Loan is not more than 360 months and not less than 342 months and the weighted average remaining term of Second Lien Mortgage Loan is not more than 180 months and not less than 173 months;

                                  (pp)     with respect to each Second Lien
         Mortgage Loan, either (A) no consent for such Second Lien Mortgage Loan was required by the holder of the related first lien mortgage loan prior to the making of such Second Lien Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

                                  (qq)     no more than 17% of the First Lien
         Mortgage Loans (by Cut-Off Date Balance) have been the subject of cash-out refinances;

                                  (rr)     no more than 77% of the Second Lien
         Mortgage Loans (by Cut-Off Date Balance) have been the subject of cash-out refinances;

                                  (ss)     no more than 44% of the First Lien
         Mortgage Loans (by Cut-Off Date Balance) have been the subject of rate and term refinances and no more than 23% of the Second Lien Mortgage Loans (by Cut-Off Date Balance as of the Cut-off Date) have been the subject of rate and term refinances;

                                  (tt)     no fewer than 39% of the First Lien
         Mortgage Loans (by Cut-Off Date Balance) are purchase money loans;

                                  (uu)     no more than 77% of the First Lien
         Mortgage Loans (by Cut-Off Date Balance) are secured by mortgaged properties located in the state of California, and no more than 5% of the First Lien Mortgage Loans (by Cut-Off Date Balance) are located in any other state; no more than 65% and 6.5% of the Second Lien Mortgage Loans (by Cut-Off Date Balance) are secured by mortgaged properties located in the states of California and Maryland, respectively, and no more than 5% of the Second Lien Mortgage Loans (by Cut-Off Date Balance) are located in any other state;

                                  (vv)     the original principal balances of
         the First Lien Mortgage Loans ranged from approximately $29,750 to approximately $681,000. The average outstanding principal balance of the First Lien Mortgage Loans is approximately $198,162; the original principal balances of the Second Lien Mortgage Loans ranged from approximately $10,000 to approximately $250,000. The average outstanding principal balance of the Second Lien Mortgage Loans is approximately $35,264; and

                                  (ww)     none of the First Lien Mortgage
         Loans have original terms to maturity of more than 360 months and none of the Second Lien Mortgage Loans have original terms to maturity of more than 180 months.

                          It is understood and agreed that the representations
and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns (including the Trustee), notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Seller as to any Substitute Mortgage Loan as of the date of substitution.

                 Upon discovery or receipt of notice by the Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Seller set forth in this Section 7 which materially and adversely affects the value of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement or the interests of the Purchaser, the Certificateholder or the Trustee therein, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 60 days from the date of discovery by the Seller, or the date the Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of the Seller to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser's, the Trustee's and the Certificateholder's sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans.

                 Any cause of action against the Seller or relating to or arising out of a breach by the Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon the failure by the Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

                 SECTION 8. Representations and Warranties Concerning the Seller. (a) As of the date hereof and as of the Closing Date, the Seller represents and warrants to the Purchaser as follows:

                          (1)  the Seller (i) is a corporation duly organized,
validly existing and in good standing under the laws of the State of California and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby.

                          (2)  the Seller has full corporate power to own its
property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                          (3)  the execution and delivery by the Seller of this
Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated will conflict with or result in a breach of, or constitute a default under, any of the provisions of any material indenture, deed of trust, contract or other agreement or instrument to which Seller is a party or is bound, or any material law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                          (4)  the execution, delivery and performance by the
Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

                          (5)  this Agreement has been duly executed and
delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a legally valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership or moratorium or other similar laws affecting creditors' rights, and by the availability of equitable remedies (including specific performance and injunctive relief), regardless of whether such enforcement is considered in a proceeding in equity or at law, and except as enforcement of the indemnification provisions hereof may be limited by public policy;

                          (6)  except as disclosed on Schedule A attached
hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body which (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

                          (7)     Seller acquired title to the Mortgage Loans
in good faith, without notice of any adverse claim; and

                          (8)     the Seller's Information (as defined in
Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 SECTION 9. Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Seller as follows:

                          (1)  the Purchaser (i) is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                          (2)  the Purchaser has full corporate power to own
its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                          (3)  the execution and delivery by the Purchaser of
this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any material indenture, deed of trust, contract or other agreement or instrument to which Purchaser is a party or is bound, or any material law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                          (4)  the execution, delivery and performance by the
Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

                          (5)  this Agreement has been duly executed and
delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership or moratorium or other similar laws affecting creditors' rights, and by the availability of equitable remedies (including specific performance and injunctive relief), regardless of whether such enforcement is considered in a proceeding in equity or at law, and except as enforcement of the indemnification provisions hereof may be limited by public policy;

                          (6)  there are no actions, suits or proceedings
pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

                          (7)     the Purchaser's Information (as defined in
Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 SECTION 10. Conditions to Closing. (a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                          (1)     Each of the obligations of the Seller
required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Seller.

                          (2)     The Purchaser shall have received all of the
following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

                                  (i)      The Pooling and Servicing Agreement,
         in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

                                  (ii)     A certificate of an officer of the
         Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Seller authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Seller's certificate of incorporation, as applicable;

                                  (iii)    One or more opinions of counsel from
         the Seller's counsel, covering the matters set forth in Exhibit 6-A and otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency; and

                                  (iv)    A Guaranty from the Sellers's parent,
         Imperial Credit Mortgage Holdings, Inc. ("Imperial Holdings"), substantially in the form attached hereto as Exhibit 8.

                                  (v)      An opinion of counsel from counsel
         to Imperial Holdings, covering the matters set forth in Exhibit 6-B and otherwise in a form and substance reasonably satisfactory to Purchaser, the Trustee and each Rating Agency.

                                  (vi)     An opinion of counsel from counsel
         to the Master Servicer pursuant to Section 6(f) of the Underwriting Agreement.

                          (3)     The Bonds to be sold to the Underwriters
pursuant to the Underwriting Agreement shall have been so issued and sold to the Underwriters.

                          (4)     The Purchaser shall have received an
accountants' letter, addressed to the Purchaser and in a form that is reasonably acceptable to Purchaser, from KPMG Peat Marwick L.L.P. covering the matters set forth in Section 12 hereof.

                          (5)     The Seller shall have furnished to the
Purchaser such other certificates of its officers to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request, including transfer certificates in substantially the form of Exhibit 9 and Exhibit 10 attached hereto.

                 (b) The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                          (1)     The obligations of the Purchaser required to
be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

                          (2)     The Seller shall have received copies of all
of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the respective terms thereof:

                                  (i)      The Pooling and Servicing Agreement,
         in form and substance reasonably satisfactory to the Seller, and all documents required thereby duly executed by all signatories;

                                  (ii)    A certificate of an officer of the
         Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Seller, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser's articles of incorporation, and evidence as to the good standing of the Purchaser dated as of a recent date;

                                  (iii)    One or more opinions of counsel from
         the Purchaser's counsel, covering the matters set forth in Exhibit 7 attached hereto in form and substance reasonably satisfactory to the Seller; and

                                  (iv)     All other documents, certiificates
         and opinions as may be requested by the Rating Agencies (as defined in the Indenture) to obtain the desired rating of the Bonds.


                 SECTION 11. Servicing; Servicing Fee. (a) The Mortgage Loans will be master serviced and serviced by the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement.

                 (b) The Seller represents to the Purchaser that, as of the Closing Date, the Mortgage Loans are serviced by the Master Servicer and are not subject to servicing agreements with any other third party, other than the sub-servicing agreement dated as of December 1, 1995 between the Master Servicer and Imperial Credit Industries, Inc. The Seller, without reimbursement from the Purchaser, will pay any fees or penalties required by any third party servicer for releasing the Mortgage Loans from any such servicing agreement which may be claimed to be in effect and shall arrange for the orderly transfer of such servicing from any such third party servicer to the Seller on or prior to the Closing Date.

                 SECTION 12. Accountants' Letters. (a) KPMG Peat Marwick L.L.P. will review the characteristics of a sample of the Mortgage Loans described in the Mortgage Loan Schedules and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions "Terms of the Bonds" and "Description of the Mortgage Loans". The Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. KPMG Peat Marwick L.L.P. will also confirm certain calculations as set forth under the caption "Certain Yield and Prepayment Considerations" in the Prospectus Supplement.

                 (b) KPMG Peat Marwick L.L.P. will deliver to the Purchaser a letter, dated the date of the Prospectus Supplement, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information relating to the Master Servicer and its loan program contained in the Prospectus Supplement under the caption "The Master Servicer."

                 (c) KPMG Peat Marwick L.L.P. will provide to the Purchaser a verbal confirmation with respect to the accuracy of the original issue discount information to be set forth on the face of the Bonds, if any.

                 SECTION 13. Indemnification. (a) The Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Seller's Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Seller and in which additional Seller's Information is identified), in reliance upon and in conformity with Seller's Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading,
(ii) any representation or warranty made by the Seller in Section 8 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Seller to perform its obligations under this Agreement; and the Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Seller otherwise may have to the Purchaser, or any other such indemnified party.

                 (b) The Purchaser shall indemnify and hold harmless the Seller and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser's Information as identified in Exhibit 5, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser's Information is identified), in reliance upon and in conformity with the Purchaser's Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Seller and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Seller or any other such indemnified party.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to any local counsel required by the laws, rules or regulations of any applicable court). Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                 (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Bonds and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

                 (e) The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

                 SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing.

Notices to the Seller shall be directed to Imperial Credit Secured Assets Corp., 20371 Irvine Avenue, Santa Ana Heights, California 92707, (Telecopy #
(714) 438-2150), Attention: Richard Johnson; notices to the Purchaser shall be directed to Fund America Investors Corporation II, Plaza Tower One, Suite 1200B, 6400 S. Fiddler's Green Circle, Englewood, Colorado 80111, (Telecopy #(303) 741-6944), Attention: Howard J. Glicksman, Esq. (with a copy to Ms. Helen M. Dickens); or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

                 SECTION 15. Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 13 and 17 hereto. Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Seller shall be the purchase or substitution obligations of the Seller contained in Sections 5 and 7 hereof.

                 SECTION 16.  Termination.  This Agreement may be terminated
(a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser's obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Seller, if the conditions to the Seller's obligations to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out of pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

                 SECTION 17. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Seller or the Purchaser submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Seller's representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Mortgage Loan Schedules and to any Substitute Mortgage Loan, but not to any Deleted Mortgage Loan.

                 SECTION 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

                 SECTION 19. Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

                 SECTION 20. Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party and the Trustee.

                 SECTION 21. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

                 SECTION 22. Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

                 SECTION 23. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, their respective directors, officers and controlling persons (within the meaning of federal securities laws). The Seller acknowledges and agrees that the Purchaser will assign its rights under this Agreement (including, without limitation, with respect to the Seller's representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Seller), any person resulting from a change in form of the Seller or any person succeeding to the business of the Seller, shall be considered the "successor" of the Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of either party hereto. This Agreement cannot be assigned, pledged or hypothecated by the Seller without the written consent of the Purchaser and the Trustee and any such assignment or purported assignment shall be deemed null and void.

                 SECTION 24. The Seller. The Seller will keep in full effect all rights as are necessary to perform its respective obligations under this Agreement.

                 SECTION 25. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

                 SECTION 26. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. It is understood that the services of the Seller and Master Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                                        IMH ASSETS CORP.


                                        By:__________________________________
                                           Name: William S. Ashmore
                                           Title:    President


                                        FUND AMERICA INVESTORS CORPORATION II


                                        By:__________________________________
                                           Name:  Jamie R. Gross
                                           Title:   Vice President





Signature Page to Mortgage Loan Purchase Agreement

                            EXHIBITS AND SCHEDULE TO
                        MORTGAGE LOAN PURCHASE AGREEMENT


Exhibit 1 -      Contents of Mortgage File
Exhibit 2 -      Contents of Final Mortgage File
Exhibit 3 -      Mortgage Loan Schedule Information
Exhibit 4 -      Seller's Information
Exhibit 5 -      Purchaser's Information
Exhibit 6-A  -   Substance of Opinion of Seller's Counsel
Exhibit 6-B  -   Substance of Opinion of Counsel to Imperial Holdings
Exhibit 7 -      Substance of Opinion of Purchaser's Counsel
Exhibit 8 -      Form of Guaranty from Imperial Credit Mortgage Holdings, Inc.
                 to Purchaser
Exhibit 9        Form of Transfer Certificate
Exhibit 10-      Form of Transfer Certificate as to ERISA Matters
Schedule A -     Schedule of Pending or Threatened Litigation Against Seller

                                   EXHIBIT 1

                           CONTENTS OF MORTGAGE FILE

                 With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

                 (i) The original Mortgage Note, including any riders thereto, endorsed by the Seller or the originator without recourse in proper form to the order of the Trustee, at the direction of the Purchaser, with any intervening endorsements showing an unbroken chain of endorsements from the originator to the Trustee;

                 (ii) An original duly executed assignment of Mortgage in recordable form from the Seller to the Trustee;

                 (iii) The original recorded Mortgage with evidence of such recording indicated thereon. If, in connection with any Mortgage Loan, the Seller cannot deliver the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of its delivery to, or a delay caused by, the public recording office where such Mortgage has been delivered for recordation, or if such original Mortgage Loan has been retained by the public recording office as a matter of policy, or has been lost, the Seller shall deliver or cause to be delivered to the Trustee a photocopy thereof (certified by the Seller to be a true and correct copy of the original which has been transmitted for recordation), together with an officer's certificate of the Seller stating that such Mortgage has been dispatched to the appropriate recording official for recordation, has been retained by such recording office as a matter of policy or has been lost, as applicable;

                 (iv) If applicable, all original intervening recorded assignments with evidence of such recording indicated thereon, showing an unbroken chain of title to the Mortgage from the originator to the Seller or the Trustee;

                 (v) The originals of each recorded assumption, modification or substitution agreement, if any, relating to the Mortgage Loan with evidence of such recording indicated thereon. If in connection with any Mortgage Loan the Seller cannot deliver the assumption, modification or substitution agreement with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, the Seller shall deliver or cause to be delivered to the Trustee a photocopy of such assumption, modification or substitution agreement (certified by the Seller to be a true and correct copy of the original which has been transmitted for recordation), together with a certificate of an officer of the Seller stating that such assumption, modification or substitution agreement has been dispatched to the appropriate recording official for recordation;

                 (vi) The original mortgagee's title insurance policy or a written commitment to issue such title insurance policy; and

                 (vii) The certificate of primary mortgage insurance, if applicable.

                                   EXHIBIT 2

                        CONTENTS OF FINAL MORTGAGE FILE

                 With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its agent, and which shall be delivered to the Purchaser pursuant to the terms of the Agreement.

                      (i) The original Mortgage Note, including any riders thereto, endorsed by the Seller or the originator without recourse in proper form to the order of the Trustee, at the direction of the Purchaser, with any intervening endorsements showing an unbroken chain of title from the originator to the Trustee;

                     (ii) An original duly executed assignment of Mortgage in recordable form from the Seller or the originator to the Trustee, with evidence of recording indicated thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation, the Seller shall include a copy thereof certified by the appropriate recording office;

                    (iii) The original recorded Mortgage with evidence of recording indicated thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document or if such original Mortgage has been lost, the Seller shall include a copy thereof certified by the appropriate recording office;

                     (iv) If applicable, the original intervening assignments, including warehousing assignments, if any, with evidence of recording thereon, showing an unbroken chain of title to the Mortgage from the originator or the Seller, as the case may be, to the Seller or the Trustee; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document, the Seller shall include a copy thereof certified by the appropriate recording office;

                      (v) The originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan;

                     (vi) The original mortgagee's title insurance policy (or, if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance); and

                    (vii) The certificate of primary mortgage insurance, if applicable.

                                   EXHIBIT 3

                       MORTGAGE LOAN SCHEDULE INFORMATION

                 The Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

                 (i)      the loan number and the loan program series number;

                 (ii)     the Mortgagor's name;

                 (iii) the street address (including city, state and zip code) of the Mortgaged Property;

                 (iv)     the property type;

                 (v)      the Mortgage Rate;

                 (vi)     the Servicing Rate;

                 (vii)    the Net Rate;

                 (viii)   the original term;

                 (ix)     the maturity date;

                 (x)      the calculated remaining term to maturity;

                 (xi)     the original principal balance;

                 (xii)    the first payment date;

                 (xiii) the principal and interest payment in effect as of the Cut-Off Date;

                 (xiv)    the principal balance as of the Cut-Off Date;

                 (xv)     the Loan-to-Value Ratio at origination;

                 (xvi)    paid-through date;

                 (xvii)   occupancy status;

                 (xviii)  the insurer of any Primary Mortgage Insurance Policy;

                 (xviii)  the loan purpose;

                 (xix)    the gross margin (if a First Lien Mortgage Loan);

                 (xx)     the lifetime cap and floor (if a First Lien Mortgage
                          Loan);

                 (xxi)    the periodic rate cap (if a First Lien Mortgage
                          Loan);

                 (xxii)   convertibility feature (if a First Lien Mortgage
                          Loan);

                 (xxiii) combined loan-to-value ratio (if a Second Lien Mortgage Loan);

                 (xiv)    balloon status (if applicable); and

                 (xv)     borrower credit grade.

Such schedule also shall set forth the total number of Mortgage Loans, the total of each of the amounts described under (xi), (xiii) and (xiv) above for all of the Mortgage Loans, the weighted average by principal balance as of the Cut-Off Date of all of the Mortgage Loans of each of the rates described under
(v), (vi) and (vii) above and the weighted average remaining term to maturity by principal balance as of the Cut-Off Date of all Mortgage Loans.

                                   EXHIBIT 4

                              SELLER'S INFORMATION

         All information in the Prospectus Supplement described under the following Sections: "TERMS OF THE BONDS -- Master Servicer," "TERMS OF THE BONDS -- Security for the Bonds -- The Non-Agency Certificate," "RISK FACTORS
- - -- Risks Associated with the Mortgage Loans" (insofar as such information relates to numerical or statistical information regarding the Mortgage Loans), "THE MASTER SERVICER," and "DESCRIPTION OF THE MORTGAGE LOANS."

         In addition, all information provided by Seller with respect to the Mortgage Loans to be set forth in a Current Report on Form 8-K to be filed by the Purchaser with the Securities and Exchange Commission within 15 days after the Closing Date.

                                   EXHIBIT 5

                            PURCHASER'S INFORMATION

         All information in the Prospectus Supplement and the Prospectus except
(i) the Seller's Information and (ii) all information in the Prospectus Supplement described under the following Sections: "TERMS OF THE BONDS -- Credit Enhancement -- The Bond Insurance Policy," "DESCRIPTION OF THE BONDS -- The Bond Insurance Policy," and "THE BOND INSURER."

         In addition, all information to be set forth in a Current Report on Form 8-K to be filed by the Purchaser with the Securities and Exchange Commission within 15 days after the Closing Date, other than the Seller's Information included therein.

                                  EXHIBIT 6-A

                    SUBSTANCE OF OPINION OF SELLER'S COUNSEL

1. The Seller is duly organized, validly existing, and in good standing under the laws of the State of California. The Seller has the corporate power and authority to execute, deliver, and perform its obligations under the Mortgage Loan Purchase Agreement (the "Agreement").

2. The Agreement has been duly and validly authorized, executed and delivered by the Seller and constitutes the valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

3. Neither the execution and delivery of the Agreement by the Seller nor the fulfillment of the terms of or the consummation of the transactions contemplated thereby will result in a breach of any term or provision of the Certificate of Incorporation or Bylaws of the Seller, or to counsel's knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any material indenture or other agreement or instrument known to counsel to which the Seller is a party or by which it is bound, (ii) any state or federal statute or regulation applicable to the Seller, or (iii) any order of any state of or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller, except in any such case where the default, breach or violation would not have a material adverse effect on either the Seller or its ability to perform its obligations under the Agreement.

4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Seller of the Agreement, or the consummation of the transactions contemplated thereby, except for those consents, approvals, authorizations or orders which previously have been obtained.

5. There is no action, suit, proceeding or investigation pending or, to counsel's knowledge, threatened against the Seller which, in counsel's judgment, would draw into question the validity of the Agreement, which seeks to prevent the consummation of any of the transactions contemplated in the Agreement or which would be likely to impair materially the ability of the Seller to perform its obligations under the terms of the Agreement.

                                  EXHIBIT 6-B

              SUBSTANCE OF OPINION OF COUNSEL TO IMPERIAL HOLDINGS

1. Imperial Credit Mortgage Holdings, Inc. (the "Guarantor") is duly organized, validly existing, and in good standing under the law of the State of Maryland. The Guarantor has the corporate power and authority to execute, deliver and perform its obligations under that certain Guaranty dated as of April 25, 1996 (the "Guaranty") made by the Guarantor for the benefit of Purchaser, that certain Insurance and Indemnification Agreement dated as of April 1, 1996 (the "Insurance and Indemnification Agreement") by and among Financial Security Assurance Inc., the Guarantor, Fund America Investors Trust V and Fund America Investors Corporation II, and that certain Indemnification Agreement dated April 22, 1996 (the "Indemnification Agreement" and, together with the Insurance and Indemnification Agreement," the "Indemnification Agreements") among the Guarantor and the Underwriters.

2. The Guaranty and the Indemnification Agreements have been duly and validly authorized, executed and delivered by the Guarantor and constitute the valid, legal and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

3. Neither the execution and delivery of the Guaranty by the Guarantor nor the fulfillment of the terms of or the consummation of the transactions contemplated thereby will result in a breach of any term or provision of the Articles of Incorporation or Bylaws of the Guarantor, or to counsel's knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any material indenture or other agreement or instrument known to counsel to which the Guarantor is a party or by which it is bound,
         (ii) any state or federal statute or regulation applicable to the Guarantor, or (iii) any order of any state of or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Guarantor, except in any such case where the default, breach or violation would not have a material adverse effect on either the Guarantor or its ability to perform its obligations under the Guaranty.

4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Guarantor of the Guaranty or the Indemnification Agreements, or the consummation of the transactions contemplated thereby, except for those consents, approvals, authorizations or orders which previously have been obtained.

5. There is no action, suit, proceeding or investigation pending or, to counsel's knowledge, threatened against the Guarantor which, in counsel's judgment, would draw into question the validity of the Guaranty or the Indemnification Agreements, which seeks to prevent the performance of any of the obligations of Guarantor under the Guaranty or the Indemnification Agreements or which would be likely to impair materially the ability of the Guarantor to perform its obligations under the terms of the Guaranty or the Indemnification Agreements.

                                   EXHIBIT 7

                  SUBSTANCE OF OPINION OF PURCHASER'S COUNSEL

1. The Purchaser has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and is in good standing under the laws of the States of Delaware and Colorado.

2. The Purchaser has the corporate power and authority to enter into the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, to convey the Mortgage Loans and other property provided for therein to the Trustee under the Pooling and Servicing Agreement and to consummate the transactions contemplated therein; the execution, delivery and performance of the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement have been duly authorized by all requisite corporate action on the part of the Purchaser and (a) do not conflict with or result in a breach of the Certificate of Incorporation or By-laws of the Purchaser, or, to the knowledge of such counsel, any of the provisions of any material indenture, mortgage, contract or other material instrument to which the Purchaser is a party or by which it is bound, or any state or federal statute, or any order or regulation of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Purchaser and (b) except as provided in the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, do not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Purchaser pursuant to the terms of any such material indenture, mortgage, contract or other instrument.

3. Assuming due authorization, execution and delivery thereof by the parties thereto other than the Purchaser, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, as executed and delivered by the Purchaser, are the valid, legal and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and counsel expresses no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

4. The Certificate is in the form authorized by the Pooling and Servicing Agreement, has been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered against payment therefor will be validly issued and outstanding; and the Certificate will be entitled to the benefits of the Pooling and Servicing Agreement, subject to the effect of bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and counsel expresses no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

5. Upon (1) delivery of possession of the Mortgage Files to the Trustee as provided in the Pooling and Servicing Agreement, (2) recording of the original assignment of each Mortgage in the appropriate real property records where the applicable Mortgage Loan was filed, and (3) filing of the Financing Statement, the transfer of the Mortgage Loans by Purchaser is either a sale of the Mortgage Loans to the Trustee or the grant to the Trustee of a perfected security interest therein which shall be prior to any other security interest perfected solely by possession or by filing a financing statement under the UCC or by filing such an assignment in the appropriate real property records.

6. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

7. No consent, approval, authorization or order, or registration, filing with or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement or the consummation of the transactions contemplated by such Agreements, except such as may be required under the blue sky laws of any jurisdiction (as to which counsel gives no opinion) and such others which have been obtained or made and disclosed by the Purchaser.

8. To the best of counsel's knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body now pending or threatened against the Purchaser asserting the invalidity of the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated in such Agreements, or which might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforcement of, such Agreements.

                                   EXHIBIT 8

                                    GUARANTY

                 THIS GUARANTY ("Guaranty") dated as of April 25, 1996, is executed and delivered by Imperial Credit Mortgage Holdings, Inc., a Maryland corporation ("Guarantor"), to Fund America Investors Corporation II, a Delaware corporation ("FAIC II").

                 The Guarantor irrevocably and unconditionally guarantees to FAIC II and its successors and assigns, the due payment and performance of all obligations and liabilities (the "Obligations") of IMH Assets Corp., a California corporation ("IMH") under Section 5(c), the second to the last paragraph under Section 7, Section 13(a)(i) and Section 13(d) (but only to the extent that Section 13(d) relates to the obligations of IMH under Section 13(a)(i)) of the Mortgage Loan Purchase Agreement dated as of April 25, 1996 among FAIC II and IMH (the "Agreement"), regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of FAIC II and its successors and assigns with respect
thereto.   This guaranty is unconditional and absolute, and if for any reason all or any portion of the Obligations shall not be performed or paid promptly, when due, the Guarantor will immediately perform or pay the same, without being subject to any defense, right of set-off or counterclaim which the Guarantor may have or assert. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any the Obligations is rescinded or must otherwise be returned by FAIC II or its successors or assigns upon the insolvency, bankruptcy or reorganization of the Guarantor or otherwise, all as though such payment had not been made.

                 The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, without the necessity of any notice to, or further consent of, the Guarantor: (1) the release or waiver, by operation of law or otherwise, of the performance or observance by IMH of any express or implied agreement, covenant, term or condition in the Agreement to be performed or observed by IMH; (2) the extension of the time for the performance by IMH of the Obligations; (3) the supplementing, modification or amendment (whether material or otherwise) of the Agreement or any of the Obligations of IMH set forth therein; (4) any failure, omission, delay or lack of diligence on the part of FAIC II, to enforce, assert or exercise any right, privilege, power or remedy conferred on FAIC II in the Agreement, or any action on the part of FAIC II granting indulgence or extension of any kind; (5) the voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, IMH or any of the assets of IMH; (6) any invalidity of or defect or deficiency in or lack of enforceability of the Agreement or performance of IMH's obligations thereunder; (7) the settlement or compromise of any Obligation or (8) any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, IMH or the Guarantor.

                 Until payment in full of all of the Obligations, the Guarantor hereby irrevocably waives any claim or other rights it may now or hereafter acquire against IMH or any assignee thereof that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or the Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of FAIC II or any of its successors or assigns against IMH.

                 The Guarantor hereby waives notice of acceptance of this Guaranty and of any liability to which it applies or may apply, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and demands.

                 This is a guaranty of performance and not of collection, and the Guarantor waives any right to require that any action be brought against IMH or any other person or entity. Should a party seek to enforce the obligations of the Guarantor by action in any court, the Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against IMH or any other person or entity be joined in such cause or that a separate action be brought against IMH or any other person or entity; the obligations of the Guarantor hereunder are several from those of IMH, and are primary obligations concerning which the Guarantor is the principal obligor. All waivers herein contained shall be without prejudice to FAIC II or its successors and assigns at its option to proceed against IMH or any other person or entity, whether by separate action or by joinder. The Guarantor agrees that this guaranty shall not be discharged except by complete performance of all the Obligations.

                 The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF CALIFORNIA AND SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE , WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

                 This Guaranty shall bind the successors, assigns, receivers, trustees and representatives of Guarantor and shall inure to the benefit of FAIC II, its successors and assigns. FAIC II may assign or otherwise transfer all or any portion of its rights and obligations under the Agreement and this Guaranty to any other person, and such other person shall thereunpon become vested with all the benefits in respect thereof granted to FAIC II herein, therein or otherwise. Guarantor shall not assign its obligations hereunder without the prior written consent of FAIC II and the Trustee.

                 THIS GUARANTY is executed as of the day and year first above written.

                                        IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.

                                           By:___________________________
                                              Name:
                                              Title:

                                   EXHIBIT 9

                              TRANSFER CERTIFICATE


Wilmington Trust Company, as Owner Trustee
11 North Market Street
Rodney Square North
Wilmington, Delaware  19890

Bankers Trust Company of California, N.A.
3 Park Plaza, 16th Floor
Irvine, California  92714

Re:      Proposed Transfer of Trust Certificates

Gentlemen:

         This certification is being made by _______________ (the "Proposed Transferee") in connection with the proposed Transfer to the Proposed Transferee of a trust certificate (the "Trust Certificate") representing __% fractional undivided interest in Fund America Investors Trust V (the "Trust") created pursuant to a Deposit Trust Agreement, dated as of April 25, 1996 (such agreement, as amended, being referred to herein as the "Deposit Trust Agreement") between Fund America Investors Corporation II and Wilmington Trust Company, as Owner Trustee. Initially capitalized terms used but not defined herein have the meanings assigned to them in the Deposit Trust Agreement. The Proposed Transferee hereby certifies as follows:

         1. The Proposed Transferee understands that (a) the Trust Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Trust nor the Owner Trustee is required, and neither intends, to so register or qualify the Trust Certificates, and (c) the Trust Certificates cannot be resold unless a. they are registered and qualified under the Securities Act and the applicable state securities laws or b. an exemption from registration and qualification is available.

         2. The Proposed Transferee is acquiring the Trust Certificate for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Trust Certificate in any manner that would violate the Securities Act or any applicable state securities laws.

         3. The Proposed Transferee (a) is an "Accredited Investor" (as such term is defined under Rule 501(a) of the Securities Act) having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Trust Certificate, such that it is capable of evaluating the merits and risks of investment in the Trust Certificate and (b) is able to bear the economic risks of such an investment.

         4. The Proposed Transferee has had an opportunity, within a reasonable period of time prior to purchasing the Trust Certificate, to ask questions of the Agent and the Owner Trustee concerning the Trust Certificate and has received satisfactory answers to such questions. The Proposed Transferee has been furnished with all information that it has requested regarding (a) the Trust Certificate, (b) the Trust, (c) the Owner Trustee and (d) the Deposit Trust Agreement.

         5. The Proposed Transferee will not authorize nor has it authorized any person (a) to offer, pledge, sell, dispose of or otherwise transfer any Trust Certificate, any interest in any Trust Certificate or any other similar security to any person in any manner, (b) to solicit any offer to buy or to accept a pledge, disposition or other transfer of any Trust Certificate, any interest in any Trust Certificate or any other similar security from any person in any manner, (c) otherwise to approach or negotiate with respect to any Trust Certificate, any interest in any Trust Certificate or any other similar security with any person in any manner, (d) to make any general solicitation by means of general advertising or in any other manner, or (e) to take any other action that would constitute a distribution of any Trust Certificate under the Securities Act, that would render the disposition of any Trust Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Proposed Transferee nor anyone acting on its behalf has offered any Trust Certificate for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Trust Certificate. The Proposed Transferee will not sell or otherwise transfer any Trust Certificates, except in compliance with the provisions of the Deposit Trust Agreement.

         6.  The net worth of the Proposed Transferee exceeds $5,000,000.

         7. The Proposed Transferee is [check as applicable]: (a) [ ] not a Non-U.S. Person or (b) [ ] is a Non-U.S. Person that will hold the Trust Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor of such Trust Certificate and the Owner Trustee with an effective Internal Revenue Service Form 4224 or (c)
[ ] is a Non-U.S. Person that has delivered to both the transferor of the Trust Certificate and the Owner Trustee an opinion of counsel satisfactory to such transferor to the effect that the Transfer of such Trust Certificate to it is in accordance with the requirements of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and that such Transfer of the Trust Certificate will not be disregarded for federal income tax purposes.


Date:
     ------------------------------           --------------------------------
                                                  Name of Proposed Transferee


                                              --------------------------------
                                                  Signature

                                              --------------------------------
                                                  Name

                                              --------------------------------
                                                  Title

                                   EXHIBIT 10

                    TRANSFER CERTIFICATE AS TO ERISA MATTERS


Wilmington Trust Company, as Owner Trustee
11 North Market Street
Rodney Square North
Wilmington, Delaware  19890

         The Undersigned, hereby certifies that:

         1.  He is ______________________ of _______________ (the "Investor"),
a corporation duly organized and existing under the laws of the State of California, on behalf of which he makes this affidavit.

         2.  The Investor is not, and on ________________________, 199__ will not be, and on such date will not be investing the funds of, an employee benefit plan, trust or account subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a governmental plan defined in Section 3(32) of ERISA subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law") (each a "Benefit Plan") and is not an entity, including an insurance company separate account, whose underlying assets include Benefit Plan assets by reason of a Benefit Plan's investment in the entity (collectively, with a Benefit Plan, a "Benefit Plan Investor").

         3. The Investor hereby acknowledges that under the terms of the Deposit Trust Agreement (the "Agreement") between Fund America Investors Corporation II (the "Company") and Wilmington Trust Company, as Owner Trustee, dated as of April __, 1996, no transfer of a Trust Certificate shall be permitted to be made to any person unless the proposed transferee delivers to the Owner Trustee either (i) a certificate from such transferee to the effect that such transferee is not an employee benefit plan, trust or account subject to ERISA or subject to Section 4975 of the Code or a governmental plan subject to any Similar Law and is not an entity, including an insurance company separate account, whose underlying assets include Benefit Plan assets by reason of a Benefit Plan's investment in the entity (collectively, with a Benefit Plan, a "Benefit Plan Investor")and is not using the assets of a Benefit Plan to acquire any such Trust Certificate or (ii) an opinion of counsel satisfactory to the Owner Trustee to the effect that the purchase and holding of such Trust Certificate will not constitute or result in the assets of the Trust being deemed to be "Plan Assets" subject to the fiduciary responsibility provisions of ERISA or a prohibited transaction within the meaning of Section
4.06 of Section 4.07 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the Administrator, the Owner Trustee or the Company to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those undertaken in the Agreement. Notwithstanding the foregoing the Owner Trustee will not require such opinion if, as a result of change of law or otherwise, counsel satisfactory to the Owner Trustee has rendered an opinion to the effect that the purchase and holding of such Trust Certificate by a Benefit Plan Investor will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law).

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] on this ____ day of ________, 199_.



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A

          Schedule of Pending or Threatened Litigation Against Seller

                                     None.